        Contacts:
Investor Relations:
Meredith Burns
ir@cimpress.com
+1.781.652.6480
Media Relations:
Cheryl Wadsworth
mediarelations@cimpress.com

Cimpress Reports Third Quarter Fiscal Year 2016 Financial Results

•	Third quarter 2016 results:

◦	Revenue grew 29 percent year over year to $436.8 million

◦	Revenue grew 10 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months

◦
GAAP loss from operations was $17.5 million in the current period versus GAAP income from operations of $4.3 million in the year-ago period, largely due to a goodwill impairment charge of $30.8 million

◦	GAAP net loss per diluted share was $1.06 in the third quarter of 2016 versus GAAP net income per diluted share of $0.25 in the year-ago period, largely due to a goodwill impairment charge

◦	Adjusted net operating profit after tax (adjusted NOPAT) was $24.0 million versus $15.5 million in the year ago period.

Venlo, the Netherlands, April 27, 2016 -- Cimpress N.V. (Nasdaq: CMPR), the world leader in mass customization, today announced financial results for the three month period ended March 31, 2016, the third quarter of its 2016 fiscal year.

"We progressed toward our strategic objectives and deployed capital and resources across both organic opportunities and acquisitions," said Robert Keane, president and chief executive officer. "We improved the Vistaprint business unit across key customer, product, revenue, and profitability metrics and we grew our Upload and Print business units both organically and through acquisition, including through the recently closed WIRmachenDRUCK transaction. We also built foundations in our Most of World and Corporate Solutions business units. Our mass customization platform team increased product selection, including the launch of several products fulfilled via the platform to multiple Cimpress business units."

As a reminder, in fiscal 2016 Cimpress is increasing investments in its mass customization platform, product expansion, Most of World business units, post-merger integration, and other key areas.

"We grew constant-currency organic revenue by 10% for the quarter," said Sean Quinn, chief financial officer. "This was our fifth consecutive quarter of 10% or better constant-currency organic revenue growth: the Vistaprint business unit grew 10% and Pixartprinting and Printdeal, the business units in our Upload and Print segment that we have owned for at least a year, delivered a combined 25% growth. This was partially offset by anticipated and previously described partner revenue declines in the All Other business units segment."

Quinn continued, "Our GAAP operating income and net income were impacted this quarter by a goodwill impairment charge related to one of our 2015 acquisitions in Europe. Although we are disappointed that the outlook that prompted the partial impairment for this particular business is less favorable than originally expected, we still expect the upload and print portfolio as a whole to return above the 15 percent hurdle rate we use for M&A. Adjusted NOPAT, which excludes non-operational items such as this impairment charge, grew strongly, reflecting our underlying profitability improvements even as we continue to make significant operating expense investments in a number of strategic areas.

"Our approach to capital allocation remains unchanged and we continue to invest across the categories we described in depth at our August 2015 investor day," Quinn continued. "Nine months into fiscal year 2016, we are making good progress across the focus areas described at our investor day, though aggregate year-to-date investments across a few categories are lower than originally planned. We now expect the full year adjusted NOPAT burden of our 'major organic' investments, such as the plant network component of our mass customization platform, Columbus, Most of World, and post-merger integration, will be slightly lower versus our original expectations. At our August investor day we also said that, on an adjusted NOPAT basis, we expected our 'diverse other' investments, which include those in technology and advertising for the Vistaprint business unit, product selection, and other items, to grow in line with revenue for fiscal 2016. We now expect the growth of investments to be slower than the growth of our consolidated revenue in fiscal 2016 primarily due to leverage in certain investment categories, as well as the increased revenue from our acquisition of WIRmachenDRUCK. Additionally, aggregate capital expenditures have been lower than expected year-to-date, which should increase free cash flow relative to the expectations we outlined earlier this year. As we complete fiscal year 2016 and look ahead to fiscal 2017, we will continue to evaluate additional opportunities to deploy capital to value-creating investments."

Consolidated Financial Metrics:

•
Revenue for the third quarter of fiscal year 2016 was $436.8 million, a 29 percent increase compared to revenue of $339.9 million in the same quarter a year ago. The year-over-year strengthening of the U.S. dollar negatively impacted our revenue growth rate. Excluding the estimated impact from currency exchange rate fluctuations, revenue growth was 31 percent. Excluding both the currency impact and revenue from businesses acquired during the past twelve months, revenue grew 10 percent year over year in the third quarter.

•
Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the third quarter was 54.8 percent, down from 63.1 percent in the same quarter a year ago due primarily to the increased weighting of our Upload and Print business units and a $6.7 million impairment charge related to the write-down of proprietary technology investments in the quarter.

•
Adjusted NOPAT for the third quarter, which is defined at the end of this press release, was $24.0 million, or 5.5 percent of revenue, up from $15.5 million, or 4.6 percent of revenue, in the same quarter a year ago.

•
Operating loss in the third quarter was $17.5 million, or (4.0) percent of revenue, a decrease in both absolute dollars and as a percent of revenue compared to operating income of $4.3 million, or 1.3 percent of revenue, in the same quarter a year ago.

•	GAAP net loss for the third quarter was $33.4 million, or (7.6) percent of revenue, compared to GAAP net income of $8.6 million, or 2.5 percent of revenue in the same quarter a year ago. During the current period, both operating loss and GAAP net loss were significantly influenced by a goodwill impairment charge related to one of our acquired businesses in Europe and the write-down of proprietary technology investments. GAAP net loss was also impacted by year-over-year non-operational, non-cash currency impacts.

•	GAAP net loss per diluted share for the third quarter was $1.06, versus net income of $0.25 in the same quarter a year ago.

•	Capital expenditures in the third quarter were $19.1 million, or 4.4 percent of revenue.

•	During the third quarter, the company generated $23.9 million of cash from operations and $(1.3) million in free cash flow, which is defined at the end of this press release.

•
As of March 31, 2016, the company had $76.7 million in cash and cash equivalents and $696.6 million of debt, net of issuance costs. After considering debt covenant limitations, as of March 31, 2016 the company had $414.7 million available for borrowing under its committed credit facility.

•
During the quarter, the company purchased 156,778 of its ordinary shares for $11.3 million, inclusive of transaction costs, at an average per-share cost of $71.84, as part of the share repurchase program authorized by our supervisory board in December 2014.

•	During the third quarter of fiscal 2016, we issued 112,364 of our ordinary shares as part of our acquisition of WIRmachenDRUCK.

Cimpress has posted an end-of-quarter presentation with accompanying prepared remarks at ir.cimpress.com. On Thursday, April 28, 2016 at 7:30 a.m. (EDT) the company will host a live Q&A conference call with management to discuss the financial results, which will be available via webcast at ir.cimpress.com and via dial-in at +1 (855) 319-5923, conference ID 90505846. A replay of the Q&A session will be available on the company’s website following the call on April 28, 2016.

Important Reminder of Cimpress’ Priorities
We ask investors and potential investors in Cimpress to understand the upper-most objectives by which we endeavor to make all decisions, including investment decisions. Often we make decisions in service of these priorities that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid-term cash flow, EBITDA, EPS and adjusted NOPAT.

Our priorities are:

•
Strategic Objective: To be the world leader in mass customization. By mass customization, we mean producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products.

•
Financial Objective: To maximize intrinsic value per share, defined as (a) the unlevered free cash flow per share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per share.

To understand these objectives and their implications, Cimpress encourages investors to read Robert Keane’s letter to investors published on July 29, 2015.

About non-GAAP financial measures
To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: adjusted net operating profit after tax, free cash flow, constant-currency revenue growth and constant-currency revenue growth excluding revenue from acquisitions made in the last twelve months. Adjusted net operating profit after tax is defined as GAAP operating income, less cash taxes attributable to current period operations and interest expense associated with our Waltham lease, excluding M&A related items including acquisition-related amortization and depreciation, changes in the fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense, plus the impact of certain unusual items such as discontinued operations, restructuring charges, or impairments, plus realized gains or losses on currency forward contracts that are not included in operating income. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, plus gains on proceeds from insurance. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Third quarter constant-currency revenue growth excluding revenue from acquisitions made during the past twelve months excludes the impact of currency as defined above and revenue from druck.at, Easyflyer (FL Print), Exagroup, Alcione, Tradeprint and WIRmachenDRUCK.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Cimpress’ management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. These non-GAAP financial measures also have facilitated management’s internal comparisons to Cimpress’ historical performance and our competitors’ operating results.

About Cimpress
Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For more than 20 years, the company has been producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products. The company produces more than 46 million uniquely designed items a year. Cimpress’ portfolio of brands includes Vistaprint, Albelli, Drukwerkdeal, Pixartprinting, Exaprint and others. That portfolio serves multiple customer segments across many applications for mass customization. To learn more, visit www.cimpress.com.

Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth and development of our business and our acquired businesses, our planned investments in our business, and anticipated effects of those investments. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make; costs and disruptions caused by acquisitions and strategic investments; the failure of the businesses we acquire or invest in to perform as expected; unanticipated changes in our markets, customers, or business; competitive pressures; our failure to maintain compliance with the covenants in our revolving credit facility and senior notes or to pay our debts when due; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended December 31, 2015 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

CIMPRESS N.V.
CONSOLIDATED BALANCE SHEETS
(unaudited in thousands, except share and per share data)

	March 31, 2016	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$76,726	$103,584
Marketable securities	6,194	6,910
Accounts receivable, net of allowances of $425 and $372, respectively	36,992	32,145
Inventory	19,640	18,356
Prepaid expenses and other current assets	64,656	55,103
Total current assets	204,208	216,098
Property, plant and equipment, net	497,182	467,511
Software and web site development costs, net	31,850	22,109
Deferred tax assets	21,560	17,172
Goodwill	474,736	400,629
Intangible Assets, net	232,100	151,063
Other assets	24,905	25,213
Total assets	$1,486,541	$1,299,795
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$72,068	$65,875
Accrued expenses	191,757	172,826
Deferred revenue	29,383	23,407
Deferred tax liabilities	—	1,043
Short-term debt	19,842	21,057
Other current liabilities	24,900	21,470
Total current liabilities	337,950	305,678
Deferred tax liabilities	72,792	48,007
Lease financing obligation	111,109	93,841
Long-term debt	676,805	493,039
Other liabilities	71,231	52,073
Total liabilities	1,269,887	992,638
Commitments and contingencies
Redeemable noncontrolling interests	64,871	57,738
Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 31,465,174 and 33,203,065 shares outstanding, respectively	615	615
Treasury shares, at cost, 12,615,453 and 10,877,562 shares, respectively	(550,766)	(412,132)
Additional paid-in capital	335,272	324,281
Retained earnings	465,168	435,052
Accumulated other comprehensive loss	(98,864)	(98,909)
Total shareholders’ equity attributable to Cimpress N.V.	151,425	248,907
Noncontrolling interest	358	512
Total shareholders equity	151,783	249,419
Total liabilities, noncontrolling interests and shareholders’ equity	$1,486,541	$1,299,795

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Revenue	$436,817	$339,901	$1,308,839	$1,113,738
Cost of revenue (1)	197,365	125,540	552,219	412,381
Technology and development expense (1)	57,392	48,311	160,358	138,841
Marketing and selling expense (1)	132,352	120,795	397,158	371,680
General and administrative expense (1)	36,398	40,914	106,100	109,748
Impairment of goodwill	30,841	—	30,841	—
(Loss) Income from operations	(17,531)	4,341	62,163	81,088
Other (expense) income, net	(9,003)	8,291	7,929	30,282
Interest expense, net	(10,091)	(3,131)	(28,377)	(9,508)
(Loss) Income before income taxes	(36,625)	9,501	41,715	101,862
Income tax (benefit) provision	(162)	1,576	10,857	7,658
Net (loss) income	(36,463)	7,925	30,858	94,204
Add: Net loss attributable to noncontrolling interest	3,100	686	4,177	1,710
Net (loss) income attributable to Cimpress N.V.	$(33,363)	$8,611	$35,035	$95,914
Basic net (loss) income per share attributable to Cimpress N.V.	$(1.06)	$0.26	$1.10	$2.95
Diluted net (loss) income per share attributable to Cimpress N.V.	$(1.06)	$0.25	$1.07	$2.85
Weighted average shares outstanding — basic	31,343,711	32,694,354	31,734,226	32,537,940
Weighted average shares outstanding — diluted	31,343,711	34,180,563	32,792,355	33,637,567
____________________________________________
(1) Share-based compensation is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Cost of revenue	$3	$17	$57	$62
Technology and development expense	1,606	1,032	4,358	2,961
Marketing and selling expense	387	465	1,223	1,437
General and administrative expense	3,957	5,124	12,571	14,304

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Operating activities
Net (loss) income	$(36,463)	$7,925	$30,858	$94,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,454	22,402	96,517	69,756
Impairment of goodwill	30,841	—	30,841	—
Share-based compensation expense	5,897	6,638	18,153	18,764
Excess tax benefits derived from share-based compensation awards	(9,044)	(1,344)	(11,683)	(2,686)
Deferred taxes	(2,842)	(424)	(12,176)	(8,666)
Abandonment of long-lived assets	6,741	—	9,763	—
Unrealized loss (gain) on derivative instruments included in net income	2,897	(3,953)	979	(7,435)
Change in fair value of contingent consideration	—	7,512	—	14,890
Payment of contingent consideration in excess of acquisition date fair value	—	(1,249)	—	(1,249)
Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency	7,657	2,665	(3,172)	(15,932)
Other non-cash items	1,265	1,354	2,795	3,126
Gain on proceeds from insurance	—	—	(3,136)	—
Changes in operating assets and liabilities:
Accounts receivable	3,999	6,086	2,370	(855)
Inventory	1,771	1,055	(1,316)	(2,201)
Prepaid expenses and other assets	(1,875)	3,326	(4,269)	18,064
Accounts payable	(8,283)	(26,660)	12,496	(5,049)
Accrued expenses and other liabilities	(13,156)	(23,763)	14,515	17,683
Net cash provided by operating activities	23,859	1,570	183,535	192,414
Investing activities
Purchases of property, plant and equipment	(19,092)	(15,153)	(62,641)	(50,105)
Business acquisitions, net of cash acquired	(134,908)	—	(162,440)	(22,997)
Purchases of intangible assets, net	(51)	(56)	(453)	(201)
Capitalization of software and website development costs	(6,057)	(5,068)	(18,184)	(12,517)
Proceeds from insurance related to investing activities	—	—	3,624	—
Other investing activities	—	—	775	—
Net cash used in investing activities	(160,108)	(20,277)	(239,319)	(85,820)
Financing activities
Proceeds from borrowings of debt	246,009	79,000	516,008	218,500
Proceeds from issuance of senior notes	—	275,000	—	275,000
Payments of debt and debt issuance costs	(96,859)	(275,358)	(332,191)	(518,624)
Payment of purchase consideration included in acquisition-date fair value	(4,350)	(7,021)	(4,350)	(7,021)
Payments of withholding taxes in connection with equity awards	(1,522)	(1,533)	(5,768)	(4,297)
Payments of capital lease obligations	(3,760)	(1,473)	(10,137)	(4,315)
Excess tax benefits derived from share-based compensation awards	9,044	1,344	11,683	2,686
Purchase of ordinary shares	(11,263)	—	(153,467)	—
Proceeds from issuance of ordinary shares	1,327	6,185	3,379	10,967
Capital contribution from noncontrolling interest	—	4,160	5,141	4,160
Other financing activities	—	(26)	(303)	(118)
Net cash provided by (used in) financing activities	138,626	80,278	29,995	(23,062)
Effect of exchange rate changes on cash and cash equivalents	1,148	(5,240)	(1,069)	(11,828)
Net increase (decrease) in cash and cash equivalents	3,525	56,331	(26,858)	71,704
Cash and cash equivalents at beginning of period	73,201	77,881	103,584	62,508
Cash and cash equivalents at end of period	$76,726	$134,212	$76,726	$134,212

CIMPRESS N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Adjusted net operating profit after tax reconciliation:
GAAP operating (loss) income	$(17,531)	$4,341	$62,163	$81,088
Less: Cash taxes attributable to current period (see below)	(8,392)	(4,666)	(19,587)	(17,332)
Exclude expense (benefit) impact of:
Acquisition-related amortization and depreciation	10,879	4,515	30,316	16,891
Earn-out related charges¹	883	7,512	4,585	14,890
Share-based compensation related to investment consideration	1,168	1,499	3,705	3,096
Certain impairments²	37,582	—	40,604	—
Restructuring costs	—	520	381	674
Less: Interest expense associated with Waltham lease	(1,975)	—	(4,326)	—
Include: Realized gains on currency forward contracts not included in operating income	1,391	1,802	5,026	5,963
Adjusted NOPAT	$24,005	$15,523	$122,867	$105,270

Cash taxes paid in the current period³	$344	$3,089	$11,089	$10,646
Less: cash taxes (paid) received and related to prior periods³	4,760	(1,103)	2,656	(4,551)
Plus: cash taxes attributable to the current period but not yet paid	2,343	1,420	3,982	2,964
Plus: cash impact of excess tax benefit on equity awards attributable to current period	1,705	2,115	4,350	10,838
Less: installment payment related to the transfer of IP in a prior year	(760)	(855)	(2,490)	(2,565)
Cash taxes attributable to current period	$8,392	$4,666	$19,587	$17,332

¹Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
²Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles - Goodwill and Other" or ASC 360 - "Property, plant, and equipment."
³For the three and nine months ended March 31, 2016, cash taxes paid in the current period includes a cash tax refund of $8,479, which is subsequently eliminated from cash taxes attributable to the current period as it relates to a refund of a prior years' taxes generated as a result of a prior year excess share-based compensation deduction. Therefore, the impact is not included in adjusted NOPAT for the current period.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Free cash flow reconciliation:
Net cash provided by operating activities	$23,859	$1,570	$183,535	$192,414
Purchases of property, plant and equipment	(19,092)	(15,153)	(62,641)	(50,105)
Purchases of intangible assets not related to acquisitions	(51)	(56)	(453)	(201)
Capitalization of software and website development costs	(6,057)	(5,068)	(18,184)	(12,517)
Payment of contingent consideration in excess of acquisition-date fair value	—	1,249	—	1,249
Proceeds from insurance related to investing activities	—	—	3,624	—
Free cash flow	$(1,341)	$(17,458)	$105,881	$130,840

CIMPRESS N.V.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
AND SUPPLEMENTAL INFORMATION(Unaudited, in thousands)

	GAAP Revenue
	Three Months Ended March 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency revenue growth
	2016	2015	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint business unit	$289,901	$268,490	8%	2%	10%	—%	10%
Upload and Print business units	116,356	38,674	201%	2%	203%	(178)%	25%
All Other business units	30,560	32,737	(7)%	4%	(3)%	—%	(3)%
Total revenue	$436,817	$339,901	29%	2%	31%	(21)%	10%

	GAAP Revenue
	Nine Months Ended March 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions:	Constant- Currency revenue growth
	2016	2015	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint business unit	$912,153	$875,184	4%	5%	9%	—%	9%
Upload and Print business units	286,171	121,382	136%	13%	149%	(120)%	29%
All Other business units	110,515	117,172	(6)%	10%	4%	—%	4%
Total revenue	$1,308,839	$1,113,738	18%	6%	24%	(13)%	11%

	Three Months Ended March 31,		Nine Months Ended March 31,
Adjusted net operating profit by reportable segment:	2016	2015	2016	2015
Vistaprint business unit	$79,791	$69,255	$263,974	$249,049
Upload and Print business units	15,880	3,438	42,004	13,575
All Other business units	(3,895)	451	1,901	10,319
Total	91,776	73,144	307,879	272,943
Corporate and global functions	(60,770)	(54,757)	(170,451)	(156,304)
Acquisition-related amortization and depreciation	(10,879)	(4,515)	(30,316)	(16,891)
Earn-out related charges¹	(883)	(7,512)	(4,585)	(14,890)
Share-based compensation related to investment consideration	(1,168)	(1,499)	(3,705)	(3,096)
Certain impairments²	(37,582)	—	(40,604)	—
Restructuring charges	—	(520)	(381)	(674)
Interest expense for Waltham lease	1,975	—	4,326	—
Total income from operations	$(17,531)	$4,341	$62,163	$81,088
¹Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
²Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 - "Intangibles - Goodwill and Other" or ASC 360 - "Property, plant, and equipment."

Note: The following factors, among others, may limit the comparability of adjusted net operating profit by segment:

•	We do not allocate support costs across operating segments or corporate and global functions.

•
Some of our acquired business units in our Upload and Print business units and All Other business units segments are burdened by the costs of their local finance, HR, and other administrative support functions, whereas other business units leverage our global functions and do not receive an allocation for these services.

•
Our All Other business units reporting segment includes our Most of World business unit, which has adjusted NOP losses as it is in its early stage of investment relative to the scale of the underlying business.

Adjusted NOP by segment may be different than the major investment assessment that we publish via letter to investors at year end, where we do estimate and allocate some of the costs included in the “Corporate and Global Functions” expense category.

CIMPRESS N.V.
Supplemental Information
(Unaudited, in thousands)

Supplemental Financial and Operating Information
In $ millions, except where noted	FY2014	Q1 FY2015	Q2 FY2015	Q3 FY2015	Q4 FY2015	FY2015	Q1 FY2016	Q2 FY2016	Q3 FY2016

Revenue - Consolidated as Reported	$1,270.2	$333.9	$439.9	$339.9	$380.5	$1,494.2	$375.7	$496.3	$436.8
y/y growth	9%	21%	19%	19%	13%	18%	13%	13%	29%
y/y growth in constant currency	8%	21%	23%	26%	22%	23%	21%	20%	31%
Vistaprint ²	$1,103.2	$261.2	$345.5	$268.5	$274.5	$1,149.7	$267.5	$354.8	$289.9
y/y growth	n/a	6%	3%	4%	5%	4%	2%	3%	8%
y/y growth in constant currency	n/a	5%	7%	11%	11%	9%	8%	8%	10%
as % of revenue	86%	78%	78%	79%	72%	77%	71%	71%	66%
Upload and Print	$43.6	$38.7	$44.0	$38.7	$75.7	$197.1	$76.5	$93.3	$116.4
y/y growth	n/a	n/a	n/a	n/a	74%	352%	98%	112%	201%
y/y growth in constant currency	n/a	n/a	n/a	n/a	100%	352%	118%	128%	203%
as % of revenue	4%	12%	10%	11%	20%	13%	20%	19%	27%
All Other ²	$123.4	$34.0	$50.5	$32.7	$30.3	$147.4	$31.7	$48.2	$30.6
y/y growth	n/a	24%	44%	13%	(5)%	18%	(6)%	(4)%	(7)%
y/y growth in constant currency	n/a	24%	48%	26%	7%	19%	7%	8%	(3)%
as % of revenue	10%	10%	12%	10%	8%	10%	9%	10%	7%

Physical printed products and other	$1,189.9	$315.1	$422.1	$322.6	$363.3	$1,423.1	$359.0	$480.2	$421.4
Digital products/services	$80.3	$18.8	$17.8	$17.3	$17.2	$71.1	$16.7	$16.1	$15.4

Advertising & commissions expense - consolidated	$267.7	$63.9	$85.6	$72.1	$64.8	$286.4	$70.2	$85.0	$74.3
as % of revenue	21%	19%	19%	21%	17%	19%	19%	17%	17%

TTM Bookings - Vistaprint
% TTM Bookings from repeat orders ²		72%	73%	73%	73%		73%	74%	74%
% TTM Bookings from first-time orders ²		28%	27%	27%	27%		27%	26%	26%

Advertising & commissions expense - Vistaprint	$256.5	$56.4	$75.7	$64.8	$59.1	$256.0	$62.4	$73.3	$64.5
as % of revenue	23%	22%	22%	24%	22%	22%	23%	21%	22%

Headcount at end of period	5,127	5,336	5,859	5,839	6,552		6,836	7,463	7,585
Full-time employees	4,901	5,040	5,203	5,534	6,168		6,447	6,845	7,226
Temporary employees	226	296	656	305	384		389	618	359

Some numbers may not add due to rounding. Metrics are unaudited.
¹For the three months ended March 31, 2016, constant-currency revenue growth excluding acquisitions excludes the impact of currency and revenue from druck.at, Easyflyer, Exagroup, Alcione, Tradeprint and WIRmachenDRUCK.

²In Q2 2016, revenue and TTM bookings from the Corporate Solutions business unit was recast to reflect a change in the calculation approach, resulting in an immaterial change to historical revenue for the Vistaprint and All Other reportable segments, as well as TTM bookings from repeat and first-time orders.